Exhibit 107

Calculation Of Filing Fee Tables

Form S-8

(Form Type)

Global Crossing Airlines Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee

Equity	Common Stock, par value $0.001 per share, to be issued pursuant to Options granted under the 2022 Incentive Stock Option Plan	457(h) 457(c)	920,668	$0.31 (2)	$285,407.08	$0.0000927	$26.45

Equity	Common Stock, par value $0.001 per share, to be issued pursuant to Options to be granted under the 2022 Incentive Stock Option Plan; Units to be granted under the Amended Restricted Share Unit Plan; and Units to be granted under the Amended Performance Share Unit Plan	457(h) 457(c)	4,539,332	$0.92 (3)	$4,176,185.44	$0.0000927	$387.13

Equity	Common Stock par value $0.001 per share, to be issued pursuant to the Employee Stock Purchase Plan	457(h) 457(c)	1,000,000	$0.92 (3)	$920,000.00	$0.0000927	$85.28

Total Offering Amounts					$5,381,592.52		$498.86

Total Fee Offsets							$0.00

Net Fee Due Total							$498.86

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “common stock”), of Global Crossing Airlines Group Inc. (the “Company”) which become issuable under the 2022 Incentive Stock Option Plan; the Amended Restricted Share Unit Plan; the Amended Performance Share Unit Plan; and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Estimated solely for purpose of determining the registration fee pursuant to Rule 457(h) based on the weighted average exercise price of the options of $0.306.
(3)

Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price per share of the common stock of Global Crossing Airlines Group Inc. on the OTCQB Marketplace on April 29, 2022, which is within five business days prior to the filing of this Registration Statement.